EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with Annual Report of Geokinetics Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2005

/s/ Thomas J. Concannon
Thomas J. Concannon, Vice President and Chief Financial Officer